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                                 EXHIBIT 23.6

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                     CONSENT OF DANIELSON ASSOCIATES INC.



     We hereby consent to the reference in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of Susquehanna Bancshares, Inc. to our opinion, dated August 10, 1998, and to our firm, respectively, and to the inclusion of such opinion as an annex to the Joint Proxy Statement/Prospectus.


                                    DANIELSON ASSOCIATES INC.



                                    By /s/ Jonathan D. Holtaway
                                      -------------------------------
                                        Jonathan D. Holtaway
                                        Senior Vice President


Rockville, Maryland
August 10, 1998